                                                                       Exhibit 1



                     ADB Systems International Inc.
                       Consolidated Balance Sheet
              (expressed in thousands of Canadian dollars)
---------------------------------------------------------------------------------------
                       (Canadian GAAP, Unaudited)





                                      December 31         December 31      December 31
                                      -------------------------------------------------
                                          2001               2001             2000
                                      -------------------------------------------------
                                      (unaudited)         (unaudited)      (unaudited)

                                                            (in US$)
                                                          translated
                                                          into US$ at
                                                          Cdn$ 1.5925
                                                              for
                                                          convenience

Cash                                  $  2,557             $ 1,606          $  7,363
Marketable securities                    1,658               1,041             8,124
Other current assets                     1,419                 891             1,881
Software Acquired                        3,102               1,948                 -
Other assets                             1,856               1,165             3,433
                                      -------------------------------------------------
Total assets                          $ 10,592             $ 6,651          $ 20,801
                                      =================================================
Current liabilities                   $  1,695             $ 1,064          $  2,086
Short term and long term
     deferred revenue                      855                 537             2,796
Long term debt                              18                  11                59
Minority Interest                            8                   5                 -
Total shareholders' equity               8,016               5,034            15,860
Total liabilities and
                                      -------------------------------------------------
     shareholders' equity             $ 10,592             $ 6,651          $ 20,801
                                      -------------------------------------------------



                                            ADB Systems International Inc.
                                        Consolidated Statement of Operations
                          (expressed in thousands of Canadian dollars, except per share amounts)
                                           (Canadian GAAP, Unaudited)
--------------------------------------------------------------------------------------------------------------




                                                                           Three Months Ended
                                                            -------------------------------------------------
                                                                              December 31
                                                            -------------------------------------------------
                                                                2001             2001             2000
                                                            (unaudited)      (unaudited)       (unaudited)
                                                            -------------------------------------------------
                                                                               (in US$)
                                                                              translated
                                                                              into US$ at
                                                                              Cdn$ 1.5925
                                                                                  for
                                                                              convenience


Revenues                                                      $      1,166            $ 732         $   1,222
Less: Customer acquisition costs                                       (12)              (8)             -
                                                            --------------------------------------------------
Net Revenue                                                          1,154              724             1,222
                                                            --------------------------------------------------
General and administrative                                           1,600            1,005             3,856
Sales and marketing costs                                              628              394             1,474
Software development and technology expense                          1,112              698               817
Depreciation and amortization                                          632              397               370
Direct expenses                                                          -                -               296
Advertising and promotion                                                -                -               104
Interest Income                                                        (37)             (23)              (85)
                                                            --------------------------------------------------
                                                                     3,935            2,471             6,832
                                                            --------------------------------------------------
Loss before the undernoted                                          (2,781)          (1,747)           (5,610)
Realized gains and losses on disposals of marketable
  securities, strategic investments and recovery
  of assets                                                             53               34               249
Unrealized gains and  losses on revaluation of
  marketable securities, strategic investments and
  provision for impairment of assets                                  (210)            (132)          (11,422)
Restructuring charge                                                   (91)             (57)              -
Retail activities settlement                                            20               13               -
Goodwill impairment loss                                             (9,195)         (5,774)              -
                                                            ---------------------------------------------------
                                                                     (9,423)         (5,916)         (11,173)
                                                            ---------------------------------------------------
NET (LOSS) INCOME FOR THE PERIOD                                   (12,204)          (7,663)          (16,783)
                                                            ---------------------------------------------------
(LOSS) EARNINGS PER SHARE                                     $      (0.32)         $ (0.20)        $   (0.61)
                                                            ---------------------------------------------------
Weighted average common shares                                      38,185           38,185            27,302
                                                            ---------------------------------------------------
Loss before the undernoted per basic share                    $      (0.07)         $ (0.05)        $   (0.21)
                                                            ---------------------------------------------------


                                                                             Twelve Months Ended
                                                            ---------------------------------------------------
                                                                                  December 31
                                                            ---------------------------------------------------
                                                                   2001              2001              2000
                                                            ---------------------------------------------------
                                                               (unaudited)        (unaudited)      (unaudited)
                                                                                     (in US$)

                                                                                   translated
                                                                                   into US$ at
                                                                                   Cdn$ 1.5925
                                                                                       for
                                                                                   convenience

Revenues                                                      $      4,455          $ 2,797         $  12,497
Less: Customer acquisition costs                                       (68)             (43)             (157)
                                                            ---------------------------------------------------
Net Revenue                                                          4,387            2,754            12,340
                                                            ---------------------------------------------------
General and administrative                                           7,622            4,786            16,236
Sales and marketing costs                                            4,040            2,537             3,161
Software development and technology expense                          3,691            2,318             1,802
Depreciation and amortization                                        1,572              987             1,130
Direct expenses                                                        -                -              11,460
Advertising and promotion                                              -                -               5,040
Interest Income                                                       (345)            (217)             (467)
                                                            ---------------------------------------------------
                                                                    16,580           10,411            38,362
                                                            ---------------------------------------------------
Loss before the undernoted                                         (12,193)          (7,657)          (26,022)
Realized gains and losses on disposals of marketable
  securities, strategic investments and recovery
  of assets                                                          6,722            4,221            20,946
Unrealized gains and  losses on revaluation of
  marketable securities, strategic investments and
  provision for impairment of assets                                (2,435)          (1,529)          (15,290)
Restructuring charge                                                  (959)            (602)              -
Retail activities settlement                                          (381)            (240)              -
Goodwill impairment loss                                            (9,195)          (5,774)
                                                            ---------------------------------------------------
                                                                    (6,248)          (3,924)            5,656
                                                            ---------------------------------------------------
NET (LOSS) INCOME FOR THE PERIOD                                   (18,441)         (11,581)          (20,366)
                                                            ---------------------------------------------------
(LOSS) EARNINGS PER SHARE                                     $      (0.63)         $ (0.40)        $   (0.76)
                                                            ---------------------------------------------------
Weighted average common shares                                      29,130           29,130            26,844
                                                            ---------------------------------------------------
Loss before the undernoted per basic share                    $      (0.42)         $ (0.26)        $   (0.97)
                                                            ---------------------------------------------------